UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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3COM CORPORATION

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This filing consists of (1) an email sent by Robert Mao, the Chief Executive Officer of 3Com Corporation (“3Com”), to all 3Com employees on November 11, 2009, and (2) an employee Q&A sheet sent to all 3Com employees on November 11, 2009.
Robert Mao Email
For the past 18 months, all of us at 3Com have been working tirelessly to execute our “China Out” strategy – leveraging our market leadership in China to offer customers a best-in-class price/performance advantage with a lower TCO, a broad, modern product portfolio and a new level of customer relationships.  We set our sights on disrupting the networking market with this strategy and have challenged ourselves to find ways to grow our revenue and market share as fast as possible.
Today, we announced our plans to significantly accelerate our strategy by signing a definitive agreement to be acquired by HP.  Under the terms of the merger agreement, HP will purchase 3Com for $7.90 per share in cash, or an enterprise value of approximately $2.7 billion.  This is an exciting opportunity to build a powerhouse that will transform the industry by offering customers a cost-effective, open-standard alternative for data center and network infrastructure solutions.
Today’s announcement is the direct result of HP recognizing the valuable assets we have amassed as a result of your hard work. These include our China market position and our standards-based H3C, 3Com and TippingPoint product portfolios, which are extremely complementary to their ProCurve SME portfolio and data center solutions, and our enterprise sales force that has been consistently gaining market share across the globe with marquee wins such as Peugeot, SNCF, MIT, Infraero, the South Korean Army to name a few. They also saw the potential in continuing to leverage our R&D team in China to create further alignment and interoperability across the entire portfolio, and continuing to expand our security leadership through our TippingPoint team.
Ultimately, HP recognized that we can help them seize the incredible opportunity to create a networking company with unmatched product portfolio breadth and the channel reach, and investment strength that is capable of a level of disruption this industry hasn’t experienced since the widespread adoption of Internet Protocol for transferring data over the Internet.
I realize that today’s announcement triggers many questions for you.  For those of you that have been through a transaction such as this before, you already understand that our ability to answer questions about how the combined company will operate and what it means for each of you on an individual basis is very limited right now.  Decisions on the post-close structure of the combined company will be made during the integration process, which our management team will be actively involved in.  You have my commitment that we will provide updates on the transaction whenever possible.
In the interim, I have attached some responses to questions I’m sure you have, and we will be holding all-employee calls today and tomorrow to discuss the transaction with you.  Look for call details in a follow-on email later today.
Today, the process has begun to secure the approvals required to finalize the acquisition.  Until then, it is critical that we keep our eye on the ball and continue to focus on our day-to-day business operations.  We must continue to meet our quarterly revenue and operational objectives.
What has occurred today is a significant event in our company’s history and our industry. I believe we are creating the most powerful, transformational force in the networking industry.  And to realize its full potential, we will continue to invest in our business in order to grow market share and capitalize on the growing demands in the data center and enterprise networking market.
Thank you for continued hard work and dedication.
Regards,
Bob
Please click here to view today’s press release:
http://h3cnetworks.com/documents/www/press_releases/HP-to-Acquire-3Com.pdf
Employee Q&A
Why did 3Com sell to HP? Our future seemed pretty bright?
Our China Out strategy and our H3C enterprise portfolio have proven to be a very successful combination as evidenced by the string of recent large customer wins with companies like Peugeot, SNCF, MIT, Infraero, the South Korean Army to name a few. By teaming with HP, we accelerate our proven formula of giving customers price/performance leadership at the lowest cost of ownership, a responsive, customer-focused approach to business and a broad, fresh open-standard portfolio that China Out delivers. With this announcement, we create the largest, most powerful datacenter solutions company in the business.
What happens to 3Com’s product lines and brands?
We have carefully positioned and invested in our three brands of H3C, TippingPoint and 3Com during the last six months in the Enterprise and SMB space respectively. We believe that the trio complement HP’s networking and datacenter brands and therefore will carry forward to the combined company. We see little overlap and a large potential to combine the innovations of both companies to deliver even better price/performance, flexibility and interoperability than either company can do stand-alone.
What is the strategy to beat Cisco? What are the plans to ensure a smooth integration so as not to lose any ground in the market?
Customers are telling us they are tired of being locked in to proprietary architectures, inflexible service offerings and unfocused strategies. We will offer best price/performance, flexible service offerings and open-standards solutions for customer’s business challenges. We will focus on our core businesses of enabling next-generation data centers and network infrastructures. With the combined breadth of products, services and financial resources all under one roof we offer customers something truly unique in the industry.
3Com’s and HP’s offerings are very complementary in terms of products, geographies and channels. We expect to leverage the best of both with minimal customer and partner disruption.
What will happen to 3Com’s management team?
3Com’s management remains fully committed to executing its China out strategy, and views today’s announcement as the best way to accelerate its disruption of the networking marketplace. This combination gives us many more tools to serve customers and beat the competition.
Will this deal get through regulatory in US, Europe and China? What will you do if you run into issues?
We will make the required filings with the intention of closing as soon as practical and we look forward to working with the regulatory agencies in all relevant jurisdictions to seek approval of the transaction.
What does this mean for 3Com’s SMB products?
We will continue to sell and invest in our 3Com SMB product range under the 3Com brand.

Does this deal include TippingPoint?
Absolutely. We recently announced our “secure network fabric” strategy that integrates network security, switching and routing. This reflects our customer’s desire to see security as an integrated part of the network not as an add-on.
Will there be layoffs?
For the immediate future we are focused on running our respective businesses and obtaining necessary regulatory approvals. As with any deal of this nature, there may be some areas of duplication or overlap. Decisions on the post-close structure of the combined company will be made during the integration process. Until the acquisition closes, there are no changes to day-to-day business operations as a result of this deal.
Does this mean 3Com has abandoned the China Out strategy?
On the contrary, we see this as a way to accelerate our China Out strategy and better serve our customers and prospects.
What are the details of the value of the deal?
The purchase price is $7.90 per share in cash or an enterprise value of approximately $2.7 billion.
You have talked a lot about the value of focus in the last year or so. Doesn’t this deal defocus you?
We have said that we are focused on open-standard enterprise networking, price/performance, customer intimacy and a broad, young product line. This deal retains that focus and adds more tools for us to better serve our customers.
How will we be organized post-close?
Decisions on the post-close structure of the combined company will be made during the integration process. In the near-term 3Com executives will continue to run the current business and be actively involved in integration activities. Details of the organization structure will be communicated once they are finalized. Our overall goal is to gain market share and continue to serve customers well.
How will my job change? My boss?
Decisions on the post-close structure of the combined company will be made during the integration process. Until the acquisition closes, there are no changes to day-to-day business operations as a result of the deal.
Will I have a job? Should I start looking for a job?
Decisions on the post-close structure of the combined company will be made during the integration process. Until the acquisition closes, there are no changes to day-to-day business operations as a result of this deal. Obviously we are excited about the prospects of the combined companies and we hope our employees will stay to assess opportunities.

When will we be notified about redundancies?
Decisions on the post-close structure of the combined company will be made during the integration process.
When will the integration process begin? How long is it expected to last?
Over the coming months we will work on the integration plan with HP. We will share more information when it is available.
Will I be required/have the option to relocate?
Any potential relocation opportunities will be determined as part of the integration process.
What happens to my benefits?
Until the deal closes, there are no changes to employee benefits, expect for our normal course of business (i.e. US Open Enrollment for January 1). Once the transaction is complete, employees will be notified if there are benefits changes and will have the opportunity to make necessary decisions at that time.
Will we keep our offices?
Decisions about facilities will be made during the integration process.
Is there a plan to integrate Field forces?
Decisions on the post-close structure of the combined company will be made during the integration process.
When does the deal close? What do I do in the meantime?
The deal will close as soon as we receive necessary approvals and all conditions have been met, which we expect will be in the first half of 2010. In the meantime, stay focused on meeting our near-term business objectives.
Will people have the opportunity to apply for roles at HP?
There are likely to be opportunities with HP. This will be determined during the integrations process. We will provide more information when it is available.
What happens to my ESPP, RSUs (vested and unvested) and options (vested and unvested)? Will I receive HP options?
Prior to the closing of the transaction, as long as the trading window is open and you are not prevented from trading due to your possession of material non-public information, you can trade your vested equity. The current ESPP will continue through to the closing date.

Upon completion of the transaction, all vested equity will be purchased for cash at the price of $7.90 per share. Vested in the money options will be cashed out at the difference between the exercise price and the deal price. Any unvested equity will be converted to the right to receive HP shares and continue to vest.
Until the deal closes, will we continue to compete against HP in the market? Can they use the information they’ve learned about us during the acquisition process to compete against us?
HP and 3Com will continue to operate as separate companies until the deal is approved and closes. This means that there are no changes to day-to-day business operations and we need to stay focused on meeting our quarterly revenue and near-term business objectives.
The process of due diligence related to the acquisition is confidential and will not impact how HP or 3Com act in the market.
What does this mean for our voice business?
We have a very focused voice offering that we use to sell switches and routers. Until the deal closes, there are no changes to day-to-day business operations as a result of this deal and we need to stay focused on meeting our quarterly revenue and near-term business objectives. When the transaction is approved and completed, and the go-forward plan is determined, more specifics around organizational structure and product strategy will be communicated.
What does this mean for products we were planning to launch in the next couple of months?
Until the deal closes, there are no changes to day-to-day business operations as a result of this deal and we need to stay focused on meeting our quarterly revenue and near-term business objectives.
Will we continue to hire during this time?
Until the deal closes, we need to remain focused on meeting our near term business objectives. That being said, critical hiring will continue on a case by case basis and will be evaluated based on its impact on meeting our business objectives, among other things.
Should I continue to sign new contracts?
Until the deal closes, we need to remain focused on meeting our near term business objectives. For the field, the answer is yes, we need to continue to book deals and generate revenue.  For our own purchase contracts, etc, these will be reviewed on a case by case basis, but in general the ones critical to achieving near-term business objectives receive priority.
What does this mean for current contracts I have with vendors?
Until the deal closes, 3Com and HP will continue to operate as separate companies. We will continue to maintain our business operations in the same manner as we did prior to the deal.
Will we still receive our 3Bonus?

The program remains in place until the deal closes, which is expected to be in the first half of 2010. If we meet our performance objectives for the first half of the fiscal year, and this transaction has not yet closed, you will receive your 3Bonus.
Additional Information and Where to Find It
3Com Corporation (“3Com”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with 3Com, pursuant to which 3Com would be acquired by Hewlett-Packard Company (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE.
Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by 3Com through the web site maintained by the SEC at www.sec.gov, and from 3Com by contacting Investor Relations by mail at 3Com Corporation, 350 Campus Drive, Marlborough, MA 01752-3064 (Attention: Investor Relations), by phone at 508-323-1198, or by going to 3Com’s Investor Information page on its corporate web site at www.3com.com (click on “Investor Information”, then on “SEC Filings”).
3Com and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of 3Com in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in 3Com’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on August 7, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from 3Com by contacting Investor Relations by mail at 3Com Corporation, 350 Campus Drive, Marlborough, MA 01752-3064 (Attention: Investor Relations), by telephone at 508-323-1198, or by going to 3Com’s Investor Information page on its corporate web site at www.3com.com (click on “Investor Information”, then on “SEC Filings”).
Note on Forward-Looking Statements
The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and China, the ability of HP to successfully integrate 3Com’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in 3Com’s Annual Report on Form 10-K for the fiscal year ended May 29, 2009, and 3Com’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements.  3Com assumes no obligation to update any forward-looking statement contained in the subject document.